     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 2001.
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             LYNX THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                    94-3161073
    (State of Incorporation)                         (I.R.S. Employer
                                                  Identification Number)

                          ----------------------------

                             25861 INDUSTRIAL BLVD.
                                HAYWARD, CA 94545
                                 (510) 670-9300

                          ----------------------------

                            OPTIONS GRANTED UNDER THE
                             1992 STOCK OPTION PLAN
                            (Full title of the plan)

                                EDWARD C. ALBINI
                             CHIEF FINANCIAL OFFICER
                             LYNX THERAPEUTICS, INC.
                             25861 INDUSTRIAL BLVD.
                            HAYWARD, CALIFORNIA 94545
                                 (510) 670-9300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          ----------------------------

                                   Copies to:

                              JAMES C. KITCH, ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                           PALO ALTO, CALIFORNIA 94306

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
    TITLE OF SECURITIES          AMOUNT TO BE       PROPOSED MAXIMUM       PROPOSED MAXIMUM        AMOUNT OF
      TO BE REGISTERED          REGISTERED (1)     OFFERING PRICE PER     AGGREGATE OFFERING    REGISTRATION FEE
                                                        SHARE (2)              PRICE (2)
-----------------------------------------------------------------------------------------------------------------
Stock Options and Common           700,000            $6.22 - $7.47           $4,493,375            $1,124
Stock, par value $0.01
=================================================================================================================

(1)   This Registration Statement shall cover any additional shares of common stock that become issuable under the
      1992 Stock Option Plan, as amended, set forth herein by reason of any stock dividend, stock split, recapitalization or any similar transaction without receipt of consideration, which results in an increase in the number of shares of the outstanding common stock of Lynx Therapeutics, Inc.

(2)   Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and
      (h)(1) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price for the unissued stock options and common stock are based upon the average of the high and low prices of
      Registrant's common stock as reported on the Nasdaq National Market on June 20, 2001. The offering price per share and aggregate offering price for the outstanding stock options are based upon the exercise prices of such options. The following chart illustrates the calculation of the registration fee:

-----------------------------------------------------------------------------------------------------------------
      Title of Shares              Number of Shares       Offering Price Per Share    Aggregate Offering Price

-----------------------------------------------------------------------------------------------------------------
Shares Issuable Pursuant To            111,500                      $7.47                     $832,905
Outstanding Stock Options
Pursuant To The 1992 Stock
Option Plan, as amended

-----------------------------------------------------------------------------------------------------------------
Shares Issuable Pursuant To            588,500                      $6.22                    $3,660,470
Unissued Stock Options
Pursuant To The 1992 Stock
Option Plan, as amended

-----------------------------------------------------------------------------------------------------------------
Proposed Maximum Aggregate Offering Price                                                    $4,493,375

-----------------------------------------------------------------------------------------------------------------

                                EXPLANATORY NOTE

      This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 700,000 shares of the Registrant's common stock to be issued pursuant to the Registrant's 1992 Stock Option Plan, as amended (the "Plan"). The contents of the Registration Statements on Form S-8 Nos. 33-86634, 33-94872, 333-21997, 333-59157 and 333-39480 previously filed with the
Securities and Exchange Commission on November 21, 1994, July 24, 1995, February 19, 1997, July 15, 1998 and June 16, 2000, respectively, are incorporated by reference herein. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the year ended December 31, 2000 are also incorporated by reference herein.


                                    EXHIBITS


EXHIBIT
NUMBER
-------

   4.1      Certificate of Incorporation of the Company, as amended*

   4.2      Bylaws of the Company, as amended*

   5.1      Opinion of Cooley Godward LLP

  23.1      Consent of Ernst & Young LLP, Independent Auditors

  23.2      Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
            Registration Statement

  24.1      Power of Attorney is contained on the signature page.

  99.1      1992 Stock Option Plan, as amended
------------------------
* Filed previously as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000, filed with the Commission on
August 14, 2000, and incorporated herein by reference.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, County of Alameda, State of California, on June 22, 2001.

                                          LYNX THERAPEUTICS, INC.

                                          By: /s/ Norman J.W. Russell, Ph.D.
                                              ----------------------------------
                                              Norman J.W. Russell, Ph.D.
                                              President and Chief Executive
                                              Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Norman J.W. Russell and Edward C. Albini, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                                TITLE                        DATE
          ---------                                -----                        ----
/s/  Norman J. W. Russell, Ph.D.         President, Chief Executive        June 22, 2001
------------------------------------     Officer and Director,
     Norman J. W. Russell, Ph.D.         (Principal Executive Officer)

/s/  Edward  C. Albini                   Chief Executive Officer and       June 22, 2001
------------------------------------     Secretary (Principal
     Edward C. Albini                    Financial Officer)

/s/  Craig C. Taylor                     Chairman of the Board             June 22, 2001
------------------------------------
     Craig C. Taylor

/s/ William K. Bowes, Jr.                Director                          June 22, 2001
------------------------------------
     William K. Bowes, Jr.
                                         Director                          June __, 2001
------------------------------------
     Sydney Brenner, M.B., D. Phil.

/s/  James C. Kitch                      Director                          June 22, 2001
------------------------------------
     James C. Kitch

/s/  Leroy Hood, M.D., Ph.D.             Director                          June 22, 2001
------------------------------------
     Leroy Hood, M.D., Ph.D.

/s/  David C. U'Prichard, Ph.D.          Director                          June 22, 2001
------------------------------------
    David C. U'Prichard, Ph.D.

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
   4.1      Certificate of Incorporation of the Company, as amended*

   4.2      Bylaws of the Company, as amended*

   5.1      Opinion of Cooley Godward LLP

  23.1      Consent of Ernst & Young LLP, Independent Auditors 23.2 Consent of
            Cooley Godward LLP is contained in Exhibit 5.1 to this Registration
            Statement

  24.1      Power of Attorney is contained on signature pages

  99.1      1992 Stock Option Plan, as amended

------------------------
* Filed previously as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000, filed with the Commission on
August 14, 2000, and incorporated herein by reference.